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                                                                     EXHIBIT 3.2


                                     BY-LAWS
                                       of

                           Heafner Tire Company, Inc.

                                   ARTICLE I.
                                    OFFICES:


Section 1. Principal Office: The principal office of the Corporation shall be located at Lincolnton, North Carolina, but the corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

                                   ARTICLE II.
                             MEETING OF SHAREHOLDERS

Section 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the state of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meetings: The annual meeting of shareholders shall be held at 10:00 am. on the 1st day in March of each year, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these by-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4. Special Meetings: Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the corporation, or by any shareholder pursuant to the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 5. Notice of Meetings: Written or printed notice stating the time and place of the meeting shall be delivered not less than
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ten or more than fifty days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat. In the case of a special meeting the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6. Voting Lists: At least ten days before each meeting of shareholders the Secretary of the corporation shall prepare an alphabetical list of the corporation shareholders entitled to vote at such meetings, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours.

Section 7. Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders.

Section 8. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders maybe taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept in the Corporate Minute Book.
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                                  ARTICLE III.
                                    DIRECTORS

Section 1. General Powers: The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these by-laws.

Section 2. Number, Term and Qualifications: The minimum number of Directors of the corporation shall be three. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3. Election of Directors: Except as provided in Section 4 of this article, the directors shall be elected at the annual meeting of shareholders; and these persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of Directors shall be by ballot.

Section 4. Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining Directors; though such remainder be less than a quorum, or by the sole remaining Director; but a vacancy created by an increase in the authorized number of Directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Section 5. Chairman: There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 6. Executive Committee: The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these by-laws, designate two or more directors to constitute an executive committee, which committee to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.
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                                   ARTICLE IV.
                              MEETING OF DIRECTORS

Section 1. Regular Meetings: A regular meeting of that Board of Directors shall be held immediately after, and at the same place, as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President of the company of any two directors. Such meetings may be held either within or without the State of North Carolina.

Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 4. Quorum: A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business at my meeting of the Board of Directors.

Section 5. Manner of Action: Except as otherwise provided in this section, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The vote of a majority of the number of directors fixed by these bylaws shall be required to adopt a resolution constituting an executive committee. The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal, a by-law, or to adopt a resolution dissolving the corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in Article III, Section 4 of these bylaws.

Section 6. Informal Action by Directors: Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.
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                                   ARTICLE V.
                                    OFFICERS

Section 1. Number: The officers of the Corporation shall consist of President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the office of President and Secretary.

Section 2. Election and Term: The officers of the corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Compensation: The compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 5. President: The President shall be the principal executive officer of the corporation, and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation in accordance with these by-laws.

He shall, when present, preside at all meetings of shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. Vice-Presidents: The Vice-Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall in the absence of or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.
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Section 7. Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these by-laws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number of shares and class of the shares held by each. He shall sign such instruments as say require his signature, and, in general, shall perform all duties incident to the office of the Secretary and such other duties as may be assigned from time to time by the President or by the Board of Directors.

Section 8. Treasurer: The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The treasurer shall, in general, perform all duties incident to this office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

Section 9. Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of these offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.
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                                   ARTICLE VI.
                                CERTIFICATES FOR
                                SHARES AND THEIR
                                    TRANSFER


Section 1. Certificates for Shares: Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice-President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.
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                                  ARTICLE VII.

                               GENERAL PROVISIONS

Section l. Dividends: The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2. Seal: The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

Section 3. Waiver of Notice: Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Charter or By-laws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4. Amendments: Except as otherwise provided herein, these by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a by-law: (1) Requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) Providing for management of the Corporation otherwise than by the Board of Directors or its Executive Committees; (3) Increasing or decreasing the number of directors;
(4) Classifying and staggering the election of directors.

No by-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.